UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 19, 2006

iVOW, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11455 El Camino Real, Suite 140, San Diego, California 92130

(Address of principal executive offices, with zip code)

(858) 703-2820

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 19, 2006, the Board of Directors of iVOW, Inc. (the “Company”) approved a new compensation arrangment for Michael H. Owens, M.D., the Company’s President and Chief Executive Officer, including an annual base salary of $250,000 and annual bonus eligibility of up to $100,000. A copy of the Compensation Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Committee also approved a retention agreement under which terms Dr. Owens is entitled to receive up to one year salary severance and COBRA coverage in the event his employment is terminated under certain defined circumstances following a change of control of the company and up to six months salary severance and COBRA coverage in the event his employment is terminated under certain circumstances prior to a change of control. A copy of the Retention Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Additionally, contingent upon approval by the Company’s stockholders at the next annual meeting of stockholders of an increase in the number of shares available for issuance or award under the Company’s 1997 Stock Option/Stock Issuance Plan (the “Plan”), Dr. Owens will be granted an option (“Option”) to purchase 210,389 shares of Company common stock under the Plan. The Option will include monthly vesting over a four-year period. The per share exercise price of the Options will be equal to the fair market value of a share of Company common stock on the date of the option grant, which is anticipated to be the date of the stockholder approval or as soon as administratively possible after stockholder approval. In the event the stockholders do not approve an increase in the Plan’s allowable shares at the next annual meeting, Dr. Owens will not be granted the Option, but instead will be granted 70,130 restricted shares (“Restricted Stock”) of Company common stock under the Plan. The Company will have a right to reacquire any shares to the extent such reacquisition right has not expired as of the date of Dr. Owens’ termination. The reacquisition right will expire pro rata on a quarterly basis over a four-year period or as otherwise provided in the Plan.

Item 9.01                                             Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed as part of this current report:

Exhibit No.	Description

10.1	Compensation Letter, dated April 19, 2006, by and between iVOW, Inc. and Michael H. Owens, M.D.

10.2	Retention Agreement, dated April 19, 2006, by and between iVOW, Inc. and Michael H. Owens, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: April 19, 2006	By:	/s/ MICHAEL H. OWENS
Michael H. Owens, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Compensation Letter, dated April 19, 2006, by and between iVOW, Inc. and Michael H. Owens, M.D.

10.2	Retention Agreement, dated April 19, 2006, by and between iVOW, Inc. and Michael H. Owens, M.D.